Exhibit 99.1

American Spectrum Realty Reports 2013 Year End Results

HOUSTON--(BUSINESS WIRE)--November 6, 2014--American Spectrum Realty, Inc. (NYSE MKT: AQQ) (“the Company”), a real estate investment, management and leasing company headquartered in Houston, Texas, announced today its results for the year ended December 31, 2013.

On Friday, October 31, 2014 the Company filed its 2013 Annual Report on Form 10-K with the Securities and Exchange Commission and reported a net loss of $13.8 million for the fiscal year ending December 31, 2013. During the same period in 2012, the Company reported net income of $1.4 million. The Company’s net loss attributable to its common shares for the year ended December 31, 2013, was $3.88 per share and consisted of a net loss of $3.68 per share from continuing operations, and a net loss of $0.20 per share from discontinued operations. During the same period in 2012, the Company had net income attributable to its common shares of $0.33 per share, including a net loss of $1.60 per share from continuing operations which was more than offset by net income of $1.93 per share from discontinued operations.

The change in net income for the year ended December 31, 2013, as compared to the same period in 2012, largely resulted from:

  Revenues – The $0.4 million increase from 2012 to 2013 is mainly the result of an increase in the average occupancy rates, average rent rates and the number of active third party management contracts.
  Expenses – For 2013, expenses increased $7.4 million as a result of increases in property operating expenses, attorney fees and settlement costs.
  Other income – The $5.7 million increase is primarily due to a one-time settlement in the Evergreen matter during 2013.
  Income Taxes - An adjustment to the Company’s deferred future tax benefits resulted in an increase in the current year provision for income taxes in the amount of $5.0 million.
  Discontinued Operations – Gains recognized in 2012 from multiple asset sales were not repeated in 2013 which contributed to a $7.1 million decline in discontinued operations.
  Losses attributable to noncontrolling interests – The gain attributable to the sale of a property held in a partnership with another investor contributed to a $1.8 million decline in the net losses attributable to noncontrolling interests in 2013.

Condensed Consolidated Statements of Operations (unaudited) are as follows:

	Year Ended
	December 31,
	2013	2012
	(in thousands)
Revenues	$42,673	$42,235
Expenses	61,827	54,464
Other income	6,399	682
Income tax (expense) benefit	(1,774)	3,268
Loss from continuing operations	(14,529)	(8,279)
Income (loss) from discontinued operations	(654)	6,494
Net loss, including noncontrolling interests	(15,183)	(1,785)
Net loss attributable to noncontrolling interests	1,414	3,199
Net income (loss) attributable to American Spectrum Realty, Inc.	$(13,769)	$1,414

Basic and diluted per share data:
Loss from continuing operations attributable to American Spectrum Realty, Inc. common stockholders	($3.68)	($1.60)
Income (loss) from discontinued operations attributable to American Spectrum Realty, Inc. common stockholders	(0.20)	1.93
Net income (loss) attributable to American Spectrum Realty, Inc. common stockholders	($3.88)	$0.33

Basic and diluted weighted average shares used	3,610,243	3,569,032

As of December 31, 2013, the Company had an equity deficit of $11.5 million and cash and cash equivalents of $2.6 million. Debt obligations that mature and come due in 2014 totaled $53.7 million. In addition, the Company had $22.2 million in vendor obligations and other accrued liabilities. These liquidity concerns create uncertainty about the Company's ability to meet its ongoing obligations in the normal course of business without the sale of real estate assets. To generate additional liquidity for maturing obligations, management has increased the pace of asset sales in 2014, and expects to continue the process into 2015. The current plan is to dispose of properties that will generate aggregate net sales revenue of approximately $57 million, reduce consolidated secured obligations by approximately $34 million, and provide liquidity to the company of approximately $10 million.

American Spectrum Realty, Inc. is a real estate investment company that owns, through an operating partnership, interest in office, industrial self-storage, retail and multi-family properties throughout the United States. The Company has been publicly traded since 2001. American Spectrum Management Group, Inc., a wholly-owned subsidiary of the Company, manages and leases all properties owned by American Spectrum Realty, Inc. as well as for third-party clients.

American Spectrum Management Group, Inc. provides first-class management and leasing services for office, industrial, retail, self-storage, student housing and multi-family properties totaling over 10 million square feet in multiple states. For more information, visit www.asrmanagement.com or call 713-706-6200.

Certain matters discussed in this release are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including the risks and uncertainties of acquiring, owning, operating and disposing of real estate. Such risks and uncertainties are disclosed in the Company’s past and current filings with the U.S. Securities and Exchange Commission.

AMERICAN SPECTRUM REALTY, INC. Consolidated Balance Sheets

	December 31,
	2013	2012
ASSETS	(in thousands)

Real estate held for investment (includes $253,928 and $327,676 from consolidated Variable Interest Entities ("VIE's"), respectively)	$416,982	$438,675
Accumulated depreciation (includes $39,828 and $37,127 from consolidated VIE's, respectively)	(70,208)	(71,775)
Real estate held for investment, net (includes $214,100 and $290,549 from consolidated VIE's, respectively)	346,774	366,900
Cash and cash equivalents (includes $2,475 and $3,724 from consolidated VIE's, respectively)	2,587	4,216
Restricted cash	2,805	-
Tenant and other receivables (includes $970 and $784 from consolidated VIE's, respectively), net of allowance for doubtful accounts of $417 and $673 (includes $236 and $473 from consolidated VIE's, respectively)	1,687	1,281
Assets held for sale, net of accumulated depreciation of $1,485	2,870	-
Deferred rents receivable (includes $2,811 and $2,204 from consolidated VIE's, respectively)	3,546	3,269
Purchased intangibles subject to amortization, net of accumulated amortization of $5,417 and $3,114, respectively	2,920	5,946
Deferred tax assets	9,340	11,308
Goodwill	12,756	6,687
Investment in unconsolidated real estate assets from related parties	389	332
Receivables from Evergreen	-	1,686
Prepaid and other assets, net (includes $7,668 and $8,600 from consolidated VIE's, respectively)	12,981	15,753

Total Assets	$398,655	$417,378

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:

Notes payable (includes $168,433 and $221,899 from consolidated VIE's, respectively)	$259,600	$312,662
Notes payable on assets held for sale	3,794	-
Accounts payable (includes $284 and $398 from consolidated VIE's, respectively)	8,868	7,458
Accrued and other liabilities (includes $5,773 and $6,759 from consolidated VIE's, respectively)	13,357	15,241
Long-term liabilities - Series B Preferred and Series C Preferred	69,022	-
Total liabilities	354,641	335,361

Commitments and Contingencies

Stockholders' Equity:

American Spectrum Realty, Inc, stockholders' equity (deficit):
Preferred Stock, par value $.01 per share, 25,000,000 shares authorized:

Series A Preferred, 15% cumulative, par value $.01 per share, 68,965 authorized shares, 18,390 and 55,170 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	-	1
Series B Preferred, 8% cumulative, par value $.01 per share, 17,000,000 authorized shares, 16,870,609 shares issued and outstanding at December 31, 2013	-	-
Series C Preferred, 8% cumulative, par value $.01 per share, 55,170 authorized shares, 36,780 shares issued and outstanding at December 31, 2013	-	-

Common Stock, par value $.01 per share, 100,000,000 authorized shares, 4,174,492 and 4,039,191 shares issued at December 31, 2013 and December 31, 2012, respectively; 3,703,142 and 3,567,779 shares outstanding at December 31, 2013 and December 31, 2012, respectively	42	34
Additional paid-in capital	60,412	61,158
Accumulated deficit	(68,865)	(55,096)
Treasury stock, at cost, 471,350 shares at December 31, 2013 and December 31, 2012	(3,095)	(3,095)
Total American Spectrum Realty, Inc. stockholders' equity (deficit)	(11,506)	3,002

Noncontrolling interest	55,520	79,015

Total Equity	44,014	82,017
Total Liabilities and Equity	$398,655	$417,378

AMERICAN SPECTRUM REALTY, INC. Consolidated Statements of Operations

	Year Ended
	December 31,
	2013	2012
REVENUES:	(in thousands)
Rental revenue	$39,226	$39,050
Third party management and leasing revenue	3,441	3,060
Interest income	6	125
Total revenues	42,673	42,235

EXPENSES:
Property operating expense	13,944	10,505
Corporate general and administrative	15,192	10,204
Depreciation and amortization	15,909	16,265
Interest expense	14,938	16,508
Impairment expense	1,844	982
Total expenses	61,827	54,464

OTHER INCOME:
Gain on extinguishment of debt	10,327	682
Loss on litigation settlement	(3,928)	-
Total other income	6,399	682

Loss from continuing operations before income taxes	(12,755)	(11,547)

Income tax (expense) benefit	(1,774)	3,268

Loss from continuing operations	(14,529)	(8,279)

Discontinued operations:
Loss from discontinued operations	(899)	(4,505)
Gain on disposition of discontinued operations	439	15,082
Income tax expense	(194)	(4,083)
Income (loss) from discontinued operations	(654)	6,494

Net loss, including noncontrolling interests	(15,183)	(1,785)

Net loss attributable to noncontrolling interests	1,414	3,199

Net income (loss) attributable to American Spectrum Realty, Inc.	(13,769)	1,414

Less: Preferred stock dividend	(240)	(240)

Net income (loss) attributable to American Spectrum Realty, Inc. common stockholders	$(14,009)	$1,174

Basic and diluted per share data:
Loss from continuing operations attributable to American Spectrum Realty, Inc. common stockholders	($3.68)	($1.60)
Income (loss) from discontinued operations attributable to American Spectrum Realty, Inc. common stockholders	(0.20)	1.93
Net income (loss) attributable to American Spectrum Realty, Inc. common stockholders	($3.88)	$0.33

Basic and diluted weighted average shares used	3,610,243	3,569,032

Amounts attributable to American Spectrum Realty, Inc. common stockholders:
Loss from continuing operations	$(13,286)	$(5,715)
Income (loss) from discontinued operations	(723)	6,889
Net income (loss)	$(14,009)	$1,174

CONTACT:
American Spectrum Realty, Inc.
James Hurn, (713) 706-6200
General Counsel
jhurn@americanspectrum.com